DAVID G. WOOD
                 ATTORNEY AT LAW
          11778 S. Election Dr., Ste 240
                Draper, UT 84020

           Telephone: (801) 208-8415
           Facsimile: (801) 569-8700


September 30, 2004


Amnor Books, Inc.
11444 S. Jolley Acres Cir.
Sandy, UT 84092


Re: Opinion letter dated September 30, 2004, regarding shares of common stock of Amnor Books, Inc a Utah corporation (the "Company")


Ladies and Gentlemen:

     I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form
SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

      Sincerely yours,

 					/s/ David G. Wood

					David G. Wood